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                                                                    Exhibit 10.3


                                                                EXECUTION COPY

                          GENERAL SECURITY AGREEMENT

      This General Security Agreement dated February 4, 1997 is by and among ATLANTIC EXPRESS TRANSPORTATION CORP., a New York corporation, BLOCK 7932, INC., a New York corporation, G.V.D. LEASING CO., INC., a New York corporation, 180 JAMAICA CORP., a New York corporation, METRO AFFILIATES, INC., a New York corporation, MIDWAY LEASING INC., a New York corporation, and TEMPORARY TRANSIT SERVICE, INC., a New York corporation, (each individually a "Guarantor" and any two or more collectively, "Guarantors") in favor of Congress Financial Corporation, a California corporation ("Lender").

                              W I T N E S S E T H:

      WHEREAS, Lender has entered or is about to enter into certain financing arrangements with AMBOY BUS CO., INC., a New York corporation, ATLANTIC-CONN. TRANSIT, INC., a Connecticut corporation, ATLANTIC-HUDSON, INC., a New York corporation, ATLANTIC PARATRANS, INC., a New York corporation, ATLANTIC PARATRANS OF KENTUCKY INC., a Kentucky corporation, ATLANTIC EXPRESS COACHWAYS, INC., a New Jersey corporation, ATLANTIC EXPRESS OF MISSOURI INC., a Missouri corporation, ATLANTIC EXPRESS OF PENNSYLVANIA, INC., a Delaware corporation, BROOKFIELD TRANSIT INC., a New York corporation, COURTESY BUS CO., INC., a New York corporation, K. CORR, INC., a New York corporation, MERIT TRANSPORTATION CORP., a New York corporation, METROPOLITAN ESCORT SERVICE, INC., a New York corporation, RAYBERN BUS SERVICE, INC., a New York corporation, RAYBERN CAPITAL CORP., a New York corporation, RAYBERN EQUITY CORP., a New York corporation, and STATEN ISLAND BUS, INC., a New York corporation (each individually, a "Borrower" and any two or more collectively, "Borrowers"), pursuant to which Lender may make loans and provide other financial accommodations to one or more Borrowers; and

      WHEREAS, each Guarantor has executed and delivered or is about to execute and deliver to Lender its guarantee in favor of Lender pursuant to which such Guarantor absolutely and unconditionally guarantees to Lender the payment and performance of all now existing and hereafter arising obligations, liabilities and indebtedness of Borrowers to Lender; and

      NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

      All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code of the State of New York shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to a Guarantor, a Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default

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shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 7.3. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

      1.1 "Accounts" shall mean all present and future rights of a Guarantor to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

      1.2 "AETG" shall mean Atlantic Express Transportation Group Inc., a New York corporation.

      1.3 "Capital Stock" shall mean (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interest (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      1.4 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.5 "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to a Borrower's or Guarantor's business and facilities or the business and facilities of a Subsidiary of a Borrower or Guarantor (in each case, whether or not such business or facilities are owned by it), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

      1.6 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

      1.7 "ERISA Affiliate" shall mean any person required to be aggregated with Parent or any Borrower, Guarantor or any of their Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

      1.8 "Event of Default" shall have the meaning set forth in Section 6.1 hereof.

      1.9 "Financing Agreements" shall mean, collectively, the Loan Agreement, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower, any Guarantor or any Obligor in connection with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.


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      1.10 "Guarantors' Representative" shall mean Parent.

      1.11 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied.

      1.12 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

      1.13 "Information Certificate" shall mean the Information Certificate of each Guarantor collectively constituting Exhibit A hereto containing material information with respect to each Guarantor, its business and assets provided by or on behalf of such Guarantor to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

      1.14 "Inventory" shall mean all of a Guarantor's now owned and hereafter existing or acquired inventory consisting of fuel and oil and other supplies used or useful in such Guarantor's business and spare parts for vehicles, wherever located.

      1.15 "Loan Agreement" shall mean the Loan and Security Agreement, dated February 4, 1997, by and between the Borrowers, Parent and Lender, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.16 "Obligations" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by any one or more Guarantors to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Loan Agreement or this Agreement or after the commencement of any case with respect to a Guarantor under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

      1.17 "Obligor" shall mean any other guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than a Borrower.

      1.18 "Parent" shall mean Atlantic Express Transportation Corp., a New York corporation.


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      1.19 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

      1.20 "Records" shall mean all of a Guarantor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to any of the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of a Guarantor with respect to the foregoing maintained with or by any other person).

      1.21 "Subsidiary" shall mean with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof); provided, however, that for the purposes of this Agreement, Atlantic North shall not be considered a Subsidiary of Parent except as otherwise expressly provided herein.

      1.22 "Voting Stock" shall mean, with respect to any Person: (a) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the board of directors, managers, or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes has or might have voting power by reason of the happening of any contingency); and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

SECTION 2. GRANT OF SECURITY INTEREST

      To secure payment and performance of all Obligations, each Guarantor hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

      2.1 Accounts;

      2.2 subject to the last paragraph of this Section 2, all present and future contract rights (including, without limitation, all rights under service contracts pursuant to which any Guarantor renders its services to its customers, which rights shall include any and all rights to all retainages which may arise thereunder), general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims), chattel paper, documents, instruments, letters of credit, bankers' acceptances and guaranties;



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      2.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Guarantor now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of Guarantor whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

      2.4 Inventory;

      2.5 Records; and

      2.6 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

In no event shall Lender's security interest in a contract or agreement of any Guarantor be deemed to be a present assignment, transfer, conveyance, subletting or other disposition (an "Assignment") of such contract or agreement to Lender within the meaning of any provision in such contract or agreement prohibiting, or requiring any consent or establishing any other conditions for, an Assignment thereof by such Guarantor. Lender acknowledges that any sale, transfer or assignment of any such contract or agreement upon the enforcement of Lender's security interest therein would be subject to the terms of such contract or agreement governing Assignment, except as otherwise provided in Section 9-318 of the Uniform Commercial Code. Lender's security interest in each contract or agreement of a Guarantor shall attach from the date hereof to all of the following, whether now existing or hereafter arising or acquired: (i) all of such Guarantor's Accounts and general intangibles for money due or to become due arising under such contract or agreement; (ii) all proceeds paid or payable to such Guarantor from any sale, transfer or assignment of such contract or agreement and all rights to receive such proceeds; and (iii) all other rights and interests of such Guarantor in, to and under such contract or agreement to the fullest extent that attachment thereto would not be a violation of such contract or agreement directly or indirectly entitling a party thereto (other than any Borrower, Guarantor or Affiliate thereof) to a legally enforceable right to terminate such contract or agreement.

SECTION 3. COLLATERAL COVENANTS

      3.1 Accounts Covenants.

            (a) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise. When no Event of Default has occurred and is continuing, Lender shall give Borrowers' Representative at least one Business Day's prior telephonic notice of any such verification.


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            (b) Each Guarantor shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to such Guarantor, all chattel paper and instruments which such Guarantor now owns or may at any time acquire immediately upon such Guarantor's receipt thereof, except as Lender may otherwise agree.

            (c) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and each Guarantor shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

      3.2 Power of Attorney. Each Guarantor hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Guarantor's true and lawful attorney-in-fact, and authorizes Lender, in such Guarantor's or Lender's name, to: (a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise,
(iii) exercise all of such Guarantor's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign such Guarantor's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of such Guarantor's mail to an address designated by Lender, and open and dispose of all mail addressed to such Guarantor, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill such Guarantor's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which such Guarantor's mail is deposited, (iii) endorse such Guarantor's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse such Guarantor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, and (v) sign such Guarantor's name on any verification of Accounts and notices thereof to account debtors and (vi) execute in such Guarantor's name and file any UCC financing statements or amendments thereto. Each Guarantor hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.



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      3.3 Right to Cure. Lender may, at its option, (a) cure any default by a
Guarantor under any agreement with a third party or pay or bond on appeal any judgment entered against a Guarantor, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge the applicable Guarantor's account therefor, such amounts to be repayable by such Guarantor on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Guarantor. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

      3.4 Access to Premises. From time to time as requested by Lender, at the cost and expense of each Guarantor, (a) Lender or its designee shall have complete access to all of each Guarantor's premises during normal business hours and after reasonable notice to such Guarantor, or at any time and without notice to Guarantor if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of any one or more Guarantor's books and records, including, without limitation, the Records, and (b) each Guarantor shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of such Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES

      Each Guarantor hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement):

      4.1 Corporate Existence, Power and Authority; Subsidiaries. Each Guarantor and each Subsidiary of a Guarantor, is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Parent's, Atlantic North's, a Borrower's, such Guarantor's, or such Subsidiary's, financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within such Guarantor's and each such Subsidiary's corporate powers, have been duly authorized and are not in contravention of law or the terms of Guarantor's, and each such Subsidiary's, certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Parent, any Borrower, any Guarantor or any such Subsidiary is a party or by which Parent, any Borrower, any Guarantor or any such Subsidiary or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of each Guarantor and each Subsidiary of a Guarantor that is a party hereto or thereto, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors rights generally, and by general principles of equity (whether considered at law or in equity). No Guarantor has any Subsidiaries except (a) as set forth on the Information Certificate or (b) any Subsidiary which is created after the date hereof, which has been previously disclosed to


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Lender in writing, and which either has become a Borrower under the Loan
Agreement, or has guaranteed the Obligations and has granted to Lender a first priority security interest in all of its property of the type that would constitute Collateral if such Subsidiary was a Borrower under the Loan Agreement, pursuant to documentation in form and substance satisfactory to Lender.

      4.2 Financial Statements; No Material Adverse Change. All financial statements relating to the Guarantors and their respective Subsidiaries which have been or may hereafter be delivered by a Borrower, a Guarantor or an Obligor to Lender have been or will have been, when delivered, prepared in accordance with GAAP and fairly present the financial condition and the results of operation of the Persons covered thereby and their respective Subsidiaries as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by any Borrower, Guarantor or an Obligor to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of any Borrower, Guarantor or Obligor, since the date of the most recent audited financial statements furnished by such Borrower, Guarantor or Obligor to Lender prior to the date of this Agreement.

      4.3 Chief Executive Office; Collateral Locations. The chief executive office of each Guarantor and each Guarantor's Records concerning Accounts are located only at 7 North Street, Staten Island, New York 10302 and the only other places of business of Guarantor and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of a Guarantor to establish new locations in accordance with Section 5.1 below. The applicable Information Certificate correctly identifies any of such locations which are not owned by a Guarantor or Obligor and sets forth the owners and/or operators thereof and to the best of each Guarantor 's knowledge, the holders of any mortgages on such locations.

      4.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 4.4 hereto and the other liens permitted under the Loan Agreement. Each Guarantor and each Subsidiary of such Guarantor has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed in the Information Certificate.

      4.5 Tax Returns. Each Guarantor, and each Subsidiary of a Guarantor, has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to have been filed by it (taking into account all proper extensions). All information in such tax returns, reports and declarations was complete and accurate in all material respects when they were filed. Each Guarantor and each Subsidiary of a Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except (a) taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Guarantor or such Subsidiary, (b) taxes accrued but not yet due and payable, (c) taxes that are currently payable without penalty or interest and as to which no lien has been filed or otherwise created, (d) [taxes remaining to be paid under Chapter 11 plan], and (e) taxes where the failure to duly and timely pay has not had and could not reasonably be expected to have a material adverse effect on the Collateral or Lender's security interest therein, or Borrowers' and Guarantors' ability to pay and perform the obligations, or the business, assets, prospects, or condition (financial or otherwise) of Parent, Borrowers, and Parent's other Subsidiaries, taken as a whole, and as to which no lien has been filed or otherwise created. As to all such unpaid taxes, adequate reserves have been set aside on the applicable Person's books. Adequate provision has been made for the payment of all


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accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

      4.6 Litigation. Except as set forth on the applicable Information Certificate, there is no present investigation by any governmental agency pending, or to the best of each Guarantor's knowledge threatened, against or affecting AETG, Parent, any Borrower, any Guarantor or any other Subsidiary of Parent, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of each Guarantor's knowledge threatened, against AETG, Parent, or any Borrower or Guarantor or any other Subsidiary of Parent, or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement or any other Financing Agreement, which if adversely determined against AETG, Parent, or such Borrower, Guarantor or Subsidiary would result in any material adverse change in the assets, business or prospects of such Guarantor or Subsidiary or would impair the ability of such Guarantor or such Subsidiary to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

      4.7 Compliance with Other Agreements and Applicable Laws. None of Guarantors and the Subsidiaries of any Guarantor is in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, and each Guarantor and each of the Subsidiaries of each Guarantor is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

      4.8 Employee Benefits.

            (a) Except with respect to a delinquency in filing reports with respect to a 401(k) plan, neither any Guarantor nor any Subsidiary of a Guarantor has engaged in any transaction in connection with which such Guarantor or such Subsidiary or any of their ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Code, including any accumulated funding deficiency described in Section 4.8(c) hereof and any deficiency with respect to vested accrued benefits described in Section 4.8(d) hereof.

      (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by any Guarantor or any Subsidiary of a Guarantor to be incurred with respect to any employee pension benefit plan of Parent, any Borrower, any Guarantor or any Subsidiary of a Borrower or Guarantor or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(c) of ERISA) or any other event or condition with respect to any employee pension benefit plan of Parent, any Borrower, Guarantor or Subsidiary of a Borrower or Guarantor or any of their ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

      (c) Full payment has been made of all amounts which any Guarantor or any Subsidiary of a Guarantor or any of their ERISA Affiliates is required under
Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee pension benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee pension benefit plan, including any penalty or tax described in Section 4.8(a) hereof and any deficiency with respect to vested accrued benefits described in Section 4.8(d) hereof.

            (d) The current value of all vested accrued benefits under all employee pension benefit plans maintained by any Guarantor or any Subsidiary of a Guarantor that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 4.8(a) hereof and any accumulated funding deficiency described in Section 4.8(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

            (e) Except for Amboy Bus Co., Inc., which is a party to a "multiemployer plan" (as defined below) for members of Local 1181-1061 of the Amalgamated Transit Union, none of any Guarantor or any Subsidiary of a Guarantor or any of their ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

      4.9 Environmental Compliance.

            (a) Except as set forth on Schedule 4.9 hereto, none of the Guarantors or any of their respective Subsidiaries has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each such Guarantor and Subsidiary complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

            (b) Except as set forth on Schedule 4.9 hereto, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person nor is any pending or to the best of each Guarantor's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Guarantor or any Subsidiary of a Guarantor or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects Parent, any Borrower, any Guarantor or any Subsidiary of a Borrower or Guarantor or its business, operations or assets or any properties at which Parent, such Borrower, such Guarantor or any such Subsidiary has transported, stored or disposed of any Hazardous Materials.

            (c) None of the Guarantors or any of the Subsidiaries of any Guarantor has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

            (d) Each Guarantor and each Subsidiary of the Guarantors has all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of such Guarantor or Subsidiary under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

      4.10 Accuracy and Completeness of Information. All information furnished by or on behalf of Parent or a Borrower or Guarantor or any of its Subsidiaries in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on each Information

Certificate, is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Parent, any Borrower, any Guarantor or any Subsidiary of a Borrower or Guarantor, which has not been fully and accurately disclosed to Lender in writing.

      4.11 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation under the Loan Agreement and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Parent, any Borrower, any Guarantor or any Obligor shall now or hereafter give, or cause to be given, to Lender.

SECTION 5. AFFIRMATIVE AND NEGATIVE COVENANTS

      5.1 New Collateral Locations. Any Guarantor may open any new location within the continental United States provided such Guarantor (a) gives Lender thirty (30) days prior written notice of the opening of any such new location which (i) is in a jurisdiction in which such Guarantor does not already have a place of business or operations or (ii) will be the chief executive office or location of Records of such Guarantor and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements.

      5.2 Costs and Expenses. Each Guarantor shall jointly and severally pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees and search fees; (c) costs and expenses of preserving and protecting the Collateral; (d) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); and
(e) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

      5.3 Further Assurances. At the request of Lender at any time and from time to time, each Guarantor shall, at its expense, at any time or times duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Where permitted by law, each Guarantor hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

      5.4 Compliance with Loan Agreement. Each Guarantor acknowledges that (i) the Loan Agreement contains provisions whereby the Borrowers and the Parent are required to cause the Guarantors to comply with certain covenants and terms set forth therein and (ii) it is familiar with all such covenants and terms. Each Guarantor shall take or refrain from all actions and do or refrain from all things as may be necessary, including, without limitation, full cooperation with Parent and/or any Borrower, in order to assure compliance with all covenants and terms set forth in Section 9 of the Loan Agreement and compliance with all other covenants and terms set forth in the Loan Agreement which pertain to such Guarantor, as fully as if such Guarantor had expressly and directly agreed to be bound by such covenants and terms as a direct party and signatory to the Loan Agreement.

SECTION 6.  EVENTS OF DEFAULT AND REMEDIES

      6.1 Events of Default. The occurrence or existence of any Event of Default under the Loan Agreement is referred to herein individually as an "Event of Default", and collectively as "Events of Default".

      6.2 Remedies.

            (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Guarantor or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Guarantor of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Guarantor or any Obligor to collect the Obligations without prior recourse to the Collateral.

            (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) or 10.1(h) of the Loan Agreement, all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require any Guarantor, at such Guarantor's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral,
(v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Guarantor, which right or equity of redemption is hereby expressly waived and released by each Guarantor. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) Business Days prior notice by Lender to a Guarantor designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Guarantor waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Guarantor waives the posting of any bond which might otherwise be required.

            (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Each Guarantor shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for in the Loan Agreement and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

SECTION 7. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

      7.1 Governing Law: Choice of Forum; Service of Process; Jury Trial Waiver.

            (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York (without giving effect to principles of conflicts of law).

            (b) Each Guarantor irrevocably consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected or related or incidental to the dealings of any Guarantor and Lender in respect of this Agreement or the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Guarantor or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Guarantor or its property).

            (c) Each Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested, directed to its address set forth on the signature pages hereof and service so made shall be deemed be completed five
(5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon such Guarantor in any other manner provided under the rules of any such courts. A copy of any service upon such Guarantor shall be sent to Silverman, Collura & Chernis,

P.C., 381 Park Avenue South, Suite 1601, New York, New York 10016, Attention:
Peter R. Silverman, Esq., but the delivery of such copy shall not be a condition to the effectiveness of service on any Guarantor. Within thirty (30) days after such service, such Guarantor shall appear in answer to such process, failing which such Guarantor shall be deemed in default and judgment may be entered by Lender against such Guarantor for the amount of the claim and other relief requested.

            (d) EACH GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY GUARANTOR AND LENDER IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH GUARANTOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SUCH GUARANTOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF SUCH GUARANTOR AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            (e) Lender shall not have any liability to any Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or even occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender that the losses were the result of acts or omissions consisting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Financing Agreements.

      7.2 Waiver of Notices. Each Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Guarantor which Lender may elect to give shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in the same, similar or other circumstances.

      7.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

      7.4 Waiver of Counterclaims. Each Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

      7.5 Indemnification. Each Guarantor shall jointly and severally indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel (provided, that Guarantors shall not be liable for such indemnification with respect to any loss that is determined by a final and non-appealable judgment or court order binding on Lender to have resulted from Lender's gross negligence or wilful misconduct). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, each Guarantor shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations, the termination of this Agreement and the termination or non-renewal of the Loan Agreement. All of the obligations under the foregoing indemnity shall be part of the Obligations and secured by the Collateral.

SECTION 8. MISCELLANEOUS

      8.1 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at 1133 Avenue of the Americas, New York, New York 10036 and to a Guarantor or to the Guarantors' Representative at its chief executive office set forth below, or to such other address as such party may designate by written notice to the others in accordance with this provision, and
(b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. A copy of any notice given to a Guarantor shall be sent to Silverman, Collura & Chernis, P.C., 381 Park Avenue South, Suite 1601, New York, New York 10016, Attention: Peter R. Silverman, Esq.

      8.2 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

      8.3 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon each Guarantor and its successors and assigns and inure to the benefit of and be enforceable by Lender and its successors and assigns, except that no Guarantor may assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender.

      8.4 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

      8.5 Guarantors' Representative. Each of the Guarantors hereby appoints the Guarantors' Representative as its agent and representative for the purposes of all communications and authorizations between such Guarantor and Lender under this Agreement or any of the other Financing Agreements, including, without limitation, giving notices to Lender and receiving notices from Lender and giving any direction or instruction to Lender contemplated by this Agreement. Each of the Guarantors hereby authorizes and directs Lender to act in accordance with any and every authorization, request, notice, instruction, or direction received on such Guarantor's behalf from the Guarantors' Representative, without requiring Lender to confirm such Guarantor's authorization therefor, and each Guarantor hereby releases Lender from and indemnifies Lender and holds Lender harmless against any liability, claim, loss, damages, cost, or expense arising from or relating in any way to Lender's acting upon such authorization, request, notice, instruction, or direction. Notwithstanding the foregoing, Lender may require a Guarantor to confirm such request, notice, instruction, or direction, or to execute personally any agreement or instrument between such Guarantor and Lender, whenever Lender in its sole discretion deems it necessary or desirable to do so. The Guarantors' Representative agrees irrevocably to act as such, as outlined above.



                      [THIS SPACE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, each Guarantor has caused these presents to be duly executed as of the day and year first above written.

                                    GUARANTOR

                                    ATLANTIC EXPRESS TRANSPORTATION CORP.

                                    By:_____________________________________

                                    Title:__________________________________


                                    CHIEF EXECUTIVE OFFICE:

                                    7 North Street
                                    Staten Island, New York  10302


                                    GUARANTOR

                                    BLOCK 7932, INC.

                                    By:_____________________________________

                                    Title:__________________________________


                                    CHIEF EXECUTIVE OFFICE:

                                    7 North Street
                                    Staten Island, New York  10302


                                    GUARANTOR

                                    G.V.D. LEASING CO., INC.

                                    By:_____________________________________

                                    Title:__________________________________


                                    CHIEF EXECUTIVE OFFICE:

                                    7 North Street
                                    Staten Island, New York  10302


[General Security Agreement]

                                    GUARANTOR

                                    180 JAMAICA CORP.

                                    By:_____________________________________

                                    Title:__________________________________


                                    CHIEF EXECUTIVE OFFICE:

                                    7 North Street
                                    Staten Island, New York  10302


                                    GUARANTOR

                                    METRO AFFILIATES, INC.

                                    By:_____________________________________

                                    Title:__________________________________


                                    CHIEF EXECUTIVE OFFICE:

                                    7 North Street
                                    Staten Island, New York  10302


                                    GUARANTOR

                                    MIDWAY LEASING, INC.

                                    By:_____________________________________

                                    Title:__________________________________


                                    CHIEF EXECUTIVE OFFICE:

                                    7 North Street
                                    Staten Island, New York  10302


[General Security Agreement]

                                    GUARANTOR

                                    TEMPORARY TRANSIT SERVICE, INC.

                                    By:_____________________________________

                                    Title:__________________________________


                                    CHIEF EXECUTIVE OFFICE:

                                    7 North Street
                                    Staten Island, New York  10302


[General Security Agreement]